Exhibit 99.1

Contact:	Nancy B. Davis
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-9176

S.Y. BANCORP ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE

THE BANCORP, INC. AND EXPAND ITS FOOTPRINT INTO OLDHAM COUNTY

LOUISVILLE, Ky. (December 19, 2012) — S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company (“S.Y. Bancorp” or the “Company”), with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today announced that it has entered into a definitive agreement to acquire all of the common stock of The Bancorp, Inc. (“Bancorp”) in a cash-and-stock transaction valued at approximately $19.9 million.

Bancorp, headquartered in La Grange, Kentucky, is the holding company for THE BANK — Oldham County, Inc., which operates four branches, one each in La Grange, Louisville, Crestwood and Prospect.  As of September 30, 2012, Bancorp had approximately $137.4 million in assets, $46.8 million in loans, $114.9 million in deposits and $19.4 million in tangible common equity.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, the transaction is valued at $19.9 million, which includes $19.5 million in consideration to Bancorp shareholders and $0.4 million in cash consideration to Bancorp option holders.  The $19.5 million of consideration will include 534,885 shares of S.Y. Bancorp common stock, subject to adjustment, valued at $11.7 million based upon the 20-trading day volume-weighted average price of S.Y. Bancorp common stock as of the close of markets on December 18, 2012, and $7.8 million in cash, subject to adjustment.  The transaction is expected to be accretive to S.Y. Bancorp’s tangible book value per share and slightly accretive to earnings per share, excluding restructuring charges.

The combination of the two banks is expected to create the largest locally owned community bank in the Louisville MSA in terms of deposits relative to the total deposits in the MSA.  The transaction, which is subject to regulatory approval, the approval of the shareholders of Bancorp and other customary conditions, is expected to close early in the second quarter of 2013.  Certain directors and executive officers of Bancorp that own or control approximately 20% of the outstanding shares of Bancorp common stock have entered into agreements with S.Y. Bancorp to vote such shares in favor of the transaction.

Commenting on the announcement, David Heintzman, Chairman and Chief Executive Officer of S.Y. Bancorp, said, “Considering our strong presence in the metropolitan Louisville area, this transaction presents a prudent opportunity to deploy our solid capital base and extend our footprint to the northeast into contiguous Oldham County through the acquisition of a strong franchise with solid asset quality, capital strength and a history of profitability.  As the only locally owned community bank based in Oldham County — with substantial market share at approximately 22% of total deposits — this transaction is expected to provide a ready source of core deposits to help fund our continued loan growth.

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“With population growth of 32% over the last 10 years, Oldham County is the second fastest growing county in the Louisville MSA and fourth largest in the state,” Heintzman added.  “In addition, Oldham County ranks number one in Kentucky in terms of household income.  Thus, we believe it will be attractive in terms of banking activities.  Moreover, we are excited to bolster and expand the products and services available to customers there, including the addition of investment management and trust services along with private banking and brokerage services.”

Stephen Norton, President and Chief Executive Officer of Bancorp, added, “We are pleased to join forces with Stock Yards Bank & Trust Company to provide enhanced and long-term value to our customers and community.  The combination with S.Y. Bancorp will provide greater capital resources and operational scale that will allow us to grow as part of a larger community bank, with more than $2 billion in total assets and the tools and resources to enhance long-term value for our shareholders.”

Concluding, Heintzman said, “We are excited about this opportunity to expand our footprint in our home market of Louisville.  We feel the acquisition is an excellent fit as THE BANK — Oldham County shares a similar tradition with Stock Yards Bank & Trust.  Founded in 1993 by local community leaders, business persons and professionals, THE BANK — Oldham County has earned an excellent reputation through its commitment to a full understanding of the local market and to maintaining strong customer relationships.  We look forward to working with our new employees to further build on that heritage.”

Stifel Nicolaus Weisel acted as financial advisor and Stites & Harbison PLLC acted as legal counsel to S.Y. Bancorp.  Sandler O’Neill + Partners L.P. acted as financial advisor and rendered a fairness opinion to the Board of Directors of Bancorp in connection with this transaction.  Frost Brown Todd LLC acted as legal counsel to Bancorp.

ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication is being made in respect of a proposed business combination transaction involving S.Y. Bancorp and Bancorp.  In connection with the proposed transaction, S.Y. Bancorp will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of S.Y. Bancorp common stock issuable in the transaction.  The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Bancorp in connection with their vote on the proposed transaction.  Bancorp will mail the final proxy statement/prospectus to its shareholders.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, SHAREHOLDERS OF BANCORP ARE URGED TO READ ALL FILINGS MADE BY S.Y. BANCORP IN CONNECTION WITH THE TRANSACTION, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The final proxy statement/prospectus will be mailed to shareholders of Bancorp.  Shareholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) and by accessing S.Y. Bancorp’s website (www.syb.com) under the heading “Investor Relations” and then under the link “SEC Filings.”  These documents may also be obtained free of charge from S.Y. Bancorp by requesting them in writing to S.Y. Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232-2890; Attention: Nancy B. Davis, or by telephone at (502) 625-9176.

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The directors, executive officers and certain other members of management and employees of S.Y. Bancorp may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Bancorp.  You can find information about S.Y. Bancorp’s executive officers and directors in S.Y. Bancorp’s Annual Report on Form 10-K filed with the SEC on February 29, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on March 23, 2012.  The directors, executive officers and certain other members of management and employees of Bancorp may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Bancorp.  Information about the directors and executive officers of Bancorp will be included in the proxy statement/prospectus for the proposed transaction.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

ABOUT S.Y. BANCORP

Louisville, Kentucky-based S.Y. Bancorp, Inc., with more than $2.10 billion in assets, was incorporated in 1988 as a bank holding company.  It is the parent company of Stock Yards Bank & Trust Company (click for Bank logo), which was established in 1904.  The Company’s common shares trade on the NASDAQ Global Select Market under the symbol SYBT.  The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

ABOUT THE BANCORP

The Bancorp, Inc., headquartered in La Grange, Kentucky, is the holding company for THE BANK - Oldham County, Inc. (click for Bank logo), which provides a full range of commercial and consumer banking services from four banking offices located in La Grange, Louisville, Crestwood and Prospect.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 regarding S.Y. Bancorp, Bancorp, and the proposed business combination transaction between S.Y. Bancorp and Bancorp.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following:  the risk that the expected cost savings, synergies and other financial benefits from the proposed acquisition might not be realized within the expected time frame or at all; the ability to promptly and effectively integrate the business of Bancorp into that of S.Y. Bancorp; the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; and the reaction of customers and employees to the proposed transaction.  For more information, see the risk factors described in S.Y. Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.  Forward-looking statements speak only as of the date they are made and S.Y. Bancorp and its affiliates assume no duty to update forward looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Acquisition of The Bancorp, Inc.

by S.Y. Bancorp (NASDAQ: SYBT)

Holding Company for Stock Yards Bank & Trust

Contacts	Investors	Media
	Nancy Davis	Neil Lancaster
	Executive Vice President and	Director of Sales and Service
	Chief Financial Officer	Stock Yards Bank & Trust
	S.Y. Bancorp	(502) 625-2556
(502) 625-9176

Key Management

S.Y. Bancorp	David Heintzman	Ja Hillebrand
	Chairman and	President
Chief Executive Officer

The Bancorp, Inc.	R. Alex Rankin	Stephen Norton
	Chairman	President and
Chief Executive Officer

Transaction Summary

Aggregate Purchase Price	$19.882 million, including cash out of in-the-money options, based upon SYBT closing price on December 18, 2012.

Purchase price	$464.52 per Bancorp share, subject to adjustment.

Shares outstanding	41,933.

Fixed Exchange Ratio	12.7557 shares of SYBT for each share of Bancorp.

Accretion	Immediate excluding transaction costs.

Consideration	60% stock, 40% cash.

Termination fee	Up to $750,000 in certain events.

Price to tangible book	103%.

Core deposit premium	0.5%.

Projected cost savings	$2.1 million annually, with approximately 60% realized in 2013.

Estimated transaction costs	Approximately $1.8 million after tax.

Approvals	Regulatory and shareholders of Bancorp.

Anticipated closing	Early second quarter 2013.

Combined Louisville MSA Footprint.

Stock Yards Bank & Trust (25)

Jefferson County:	Bullitt County:
Louisville, KY (18)	Shepherdsville, KY (1)
Prospect, KY (1)

Clark County:	Floyd County:
Jeffersonville, IN (1)	New Albany, IN (1)
Clarksville, IN (1)	Floyds Knobs, IN (1)

Scott County:
Austin, IN (1)

THE BANK — Oldham County (4)

Jefferson County:	Oldham County:
Anchorage, KY (1)	La Grange, KY (1)
Crestwood, KY (1)
Prospect, KY (1)

General Information

	SYBT	The Bancorp	Pro Forma(2)

Total branches	31	4	35

Louisville MSA branches	25	4	29

Total assets(1)	$2.103 billion	$137.4 million	$2.240 billion

Louisville MSA assets(1)	$1.840 billion	$139.2 million	$1.979 billion

Gross loans(1)	$1.578 billion	$46.8 million	$1.625 billion

Deposits(1)	$1.690 billion	$114.9 million	$1.805 billion

Equity(1)	$201 million	$19.4 million	$220.4 million

(1)         Financial data as of September 30, 2012.

(2)         Financial data does not reflect potential purchase accounting adjustments.